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                                                                   EXHIBIT 10.11

                         STANDARD OFFICE LEASE--GROSS

                  AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION


1.   BASIC LEASE PROVISIONS ("Basic Lease Provisions").

     1.1 PARTIES: This Lease, dated, for reference purposes only, January 9, 1998 is made by and between RAY CORPORATION, a California corporation (herein called "Lessor") and FLYCAST COMMUNICATIONS CORPORATION, a California corporation doing business under the name of __________________, (herein called "Lessee").

     1.2 PREMISES: Suite Number(s) Portion 1st Floor/Mezzanine floors, consisting of approximately 11,800 feet, more or less, as defined in paragraph 2 and as shown on Exhibit "A" hereto (the "Premises").

     1.3 BUILDING: Commonly described as being located at Ray Building 181 Fremont Street in the City of San Francisco County of San Francisco State of California, as more particularly described in Exhibit ___ hereto, and as defined in paragraph 2.

     1.4  USE:  General Office Space, subject to paragraph 6.

     1.5 TERM: 7 Years commencing February 1, 1998 ("Commencement Date") and ending January 31, 2005, as defined in paragraph 3.

     1.6 BASE RENT: $22,625 per month, payable on the 1st day of each month, per paragraph 4.1.

     1.7 BASE RENT INCREASE: On ____________ the monthly Base Rent payable under paragraph 1.6 above shall be adjusted as provided in paragraph 4.3 below.

     1.8  RENT PAID UPON EXECUTION:  $22,625 for the month of February rent.

     1.9  SECURITY DEPOSIT:  $35,000 upon execution.

     1.10 LESSEE'S SHARE OF OPERATING EXPENSE INCREASE: 30% as defined in paragraph 4.2.

2.   PREMISES, PARKING AND COMMON AREAS.

     2.1 PREMISES: The Premises are a portion of a building, herein sometimes referred to as the "Building" identified in paragraph 1.3 of the Basic Lease Provisions. The Premises, the Building, the Common Areas, the land upon which the same are located, along with all other buildings and improvements thereon or thereunder, are herein collectively referred to as the "Office Building Project." Lessor hereby leases to Lessee and Lessee leases from Lessor for the term, at the rental, and upon all of the conditions set forth herein, the real property referred to in
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the Basic Lease Provisions, paragraph 1.2, as the "Premises," including rights to the Common Areas as hereinafter specified.

     2.3 COMMON AREAS--DEFINITION: The term "Common Areas" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Office Building Project that are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor, Lessee and of other lessees of the Office Building Project and their respective employees, suppliers, shippers, customers and invitees, including but not limited to common entrances, lobbies, corridors, stairways and stairwells, elevators.

     2.4 COMMON AREAS--RULES AND REGULATIONS: Lessee agrees to abide by and conform to the rules and regulations attached hereto as Exhibit B with respect to the Office Building Project and Common Areas, and to cause its employees, suppliers, shippers, customers, and invitees to so abide and conform. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to modify, amend and enforce said rules and regulations. Lessor shall not be responsible to Lessee for the non-compliance with said rules and regulations by other lessees, their agents, employees and invitees of the Office Building Project.

     2.5 COMMON AREAS--CHANGES: Lessor shall have the right, in Lessor's sole discretion, from time to time:

          (a) To make changes to the Building interior and exterior and Common Areas, including, without limitation, changes in the location, size, shape, number, and appearance thereof, including but not limited to the lobbies, windows, stairways, air shafts, elevators, restrooms;

          (b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

          (d)  To add additional building and improvements to the Common Areas;

          (e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Office Building Project, or any portion thereof;

          (f) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Office Building Project as Lessor may, in the exercise of sound business judgment deem to be appropriate.

3.   TERM.

     3.1 TERM: The term and Commencement Date of this Lease shall be as specified in paragraph 1.5 of the Basic Lease Provisions.

     3.2 DELAY IN POSSESSION: Notwithstanding said Commencement Date, if for any reason Lessor cannot deliver possession of the Premises to Lessee on said date and subject to paragraph 3.2.2, Lessor shall not be subject to any liability therefor, nor shall such failure affect
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the validity of the Lease or the obligations of Lessee hereunder or extend the term hereof; but, in such case, Lessee shall not be obligated to pay rent or perform any other obligation of Lessee under the terms of this Lease, except as may be otherwise provided in this Lease, until possession of the Premises is tendered to Lessee, as hereinafter defined; provided, however, that if Lessor shall not have delivered possession of the Premises within sixty (60) days following said Commencement Date, as the same may be extended under the terms of a Work Letter executed by Lessor and Lessee, Lessee may, at Lessee's option, by notice in writing to Lessor within ten (10) days thereafter, cancel this Lease. In which event the parties shall be discharged from all obligations hereunder; provided, however, that, as to Lessee's obligations, Lessee first reimburses Lessor for all costs incurred for improvements and, as to Lessor's obligations, Lessor shall return any money previously deposited by Lessee (less any offsets due Lessor for Improvements); and provided further, that if such written notice by Lessee is not received by Lessor within said the (10) day period, Lessee's right to cancel this Lease hereunder shall terminate and be of no further force or effect.

          3.2.1 POSSESSION TENDERED--DEFINED: Possession of the Premises shall be deemed tendered to Lessee ("Tender of Possession") when (1) the improvements to be provided by Lessor under this Lease are substantially completed, (2) the Building utilities are ready for use in the Premises, (3) Lessee has reasonable access to the Premises, and (4) ten (10) days shall have expired following advance written notice to Lessee of the occurrence of the matters described in
(1), (2) and (3), above of this paragraph 3.2.1

          3.2.2 DELAYS CAUSED BY LESSEE: There shall be no abatement of rent, and the sixty (60) day period following the Commencement Date before which Lessee's right to cancel this Lease accrues under paragraph 3.2, shall be deemed extended to the extent of any delays caused by acts or omissions of Lessee, Lessee's agents, employees and contractors.

     3.3 EARLY POSSESSION: If Lessee occupies the Premises prior to said Commencement Date, such occupancy shall be subject to all provisions of this Lease, such occupancy shall not change the termination date, and Lessee shall pay rent for such occupancy.

     3.4 UNCERTAIN COMMENCEMENT: In the event commencement of the Lease term is defined as the completion of the improvements, Lessee and Lessor shall execute an amendment to this Lease establishing the date of Tender of Possession (as defined in paragraph 3.2.1) or the actual taking of possession by Lessee, whichever first occurs, as the Commencement Date.

4.   RENT.

     4.1 BASE RENT: Subject to adjustment as hereinafter provided in paragraph 4.3, and except as may be otherwise expressly provided in this Lease, Lessee shall pay to Lessor the Base Rent of the Premises set forth in paragraph 1.6 of the Basic Lease Provisions, without offset or deduction. Lessee shall pay
Lessor upon execution hereof the advance Base Rent described in paragraph 1.8 of the Basic Lease Provisions. Rent for any period during the term hereof which is for less than one month shall be prorated based upon the actual number of days of the calendar month involved. Rent shall be payable in lawful money of the United States to Lessor at the
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address stated herein or to such other persons or at such other places as Lessor may designate in writing.

     4.2 OPERATING EXPENSE INCREASE: Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, Lessee's Share, as hereinafter defined, of the amount by which all Operating Expenses, as hereinafter defined, for each Comparison Year exceeds the amount of all Operating Expenses for the Base Year, such excess being hereinafter referred to as the "Operating Expense Increase," in accordance with the following provisions:

          (a) "Lessee's Share" is defined, for purposes of this Lease, as the percentage set forth in paragraph 1.10 of the Basic Lease Provisions, which percentage has been determined by dividing the approximate square footage of the Premises by the total approximate square footage of the rentable space contained in the Office Building Project. It is understood and agreed that the square footage figures set forth in the Basic Lease Provisions are approximations which Lessor and Lessee agree are reasonable and shall not be subject to revision except in connection with an actual change in the size of the Premises or a change in the space available for lease in the Office Building Project.

          (b) "Base Year" is defined as the calendar year in which the Lease term commences.

          (d) "Operating Expenses" is defined, for purposes of this Lease, to include all costs, if any, incurred by Lessor in the exercise of its reasonable discretion, for:

               (i) The operation, repair, maintenance, and replacement, in neat, clean safe, good order and condition, of the Office Building Project including but not limited to, the following:

                      (aa) The Common Areas, including their surfaces, coverings, decorative items, carpets, drapes and window coverings, and including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, stairways, landscaped areas, irrigation systems, Common Area lighting facilities, building exteriors and roofs, fences and gates;

                      (bb) All heating, air conditioning, plumbing, electrical systems, life safety equipment, telecommunication and other equipment used in common by, or for the benefit of, lessees or occupants of the Office Building Project, including elevators and escalators, tenant directories, fire detection systems including sprinkler system maintenance and repair.

               (ii)   Trash disposal, janitorial and security services;

               (iii) Any other service to be provided by Lessor that is elsewhere in this Lease stated to be an "Operating Expense";

               (iv) The cost of the premiums for the liability and property insurance policies to be maintained by Lessor under paragraph 8 hereof;
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               (v)    The amount of the real property taxes to be paid by Lessor under paragraph 10.1 hereof;

               (vi) The cost of water, sewer, gas, electricity, and other publicly mandated services to the Office Building Project;

               (vii) Labor, salaries and applicable fringe benefits and costs, materials, supplies and tools, used in maintaining and/or cleaning the Office Building Project and accounting and a management fee attributable to the operation of the Office Building Project;

               (viii) Replacing and/or adding improvements mandated by any governmental agency and any repairs or removals necessitated thereby amortized;

               (ix)   Replacements of equipment or improvements.

          (f) Operating Expenses shall not include any expenses paid by any lessee directly to third parties, or as to which Lessor is otherwise reimbursed by any third party, other tenant, or by insurance proceeds.

          (g) Lessee's Share of Operating Expense Increase shall be payable by Lessee within ten (10) days after a reasonably detailed statement of actual expenses is presented to Lessee by Lessor. At Lessor's option, however, an amount may be estimated by Lessor from time to time in advance of Lessee's Share of the Operating Expense Increase for any Comparison Year, and the same shall be payable monthly or quarterly, as Lessor shall designate, during each Comparison Year of the Lease term, on the same day as the Base Rent is due hereunder. In the event that Lessee pays Lessor's estimate of Lessee's Share of Operating Expense Increase as aforesaid, Lessor shall deliver to Lessee within sixty (60) days after the expiration of each Comparison Year a reasonably detailed statement showing Lessee's Share of the actual Operating Expense Increase incurred during such year. If Lessee's payments under this paragraph 4.2(e) during said Comparison Year exceed Lessee's Share as indicated on said statement, Lessee shall be entitled to credit the amount of such overpayment against Lessee's Share of Operating Expense Increase next falling due. If Lessee's payments under this paragraph during said Comparison Year were less than Lessee's Share as indicated on said statement, Lessee shall pay to Lessor the amount of the deficiency within ten (10) days after delivery by Lessor to Lessee of said statement. Lessor and Lessee shall forthwith adjust between them by cash payment any balance determined to exist with respect to that portion of the last Comparison Year for which Lessee is responsible as to Operating Expense Increases, notwithstanding that the Lease term may have terminated before the end of such Comparison Year.

     4.3  RENT INCREASE.

5. SECURITY DEPOSIT. Lessee shall deposit with Lessor upon execution hereof the security deposit set forth in paragraph 1.9 of the Basic Lease Provisions as security for Lessee's faithful performance of Lessee's obligations hereunder.
If Lessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Lessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default for the payment of any other sum to which Lessor may become obligated by reason of
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Lessee's default, or to compensate Lessor for any loss or damage which Lessor may suffer thereby. If Lessor so uses or applies all or any portion of said deposit, Lessee shall within then (10) days after written demand therefor deposit cash with Lessor in an amount sufficient to restore said deposit to the full amount then required of Lessee. If the monthly Base Rent shall, from time to time, increase during the term of this Lease, Lessee shall, at the time of such increase, deposit with Lessor additional money as a security deposit so that the total amount of the security deposit held by Lessor shall at all times bear the same proportion to the then current Base Rent as the initial security deposit bears to the initial Base Rent set forth in paragraph 1.6 of the Basic Lease Provisions. Lessor shall not be required to keep said security deposit separate from its general accounts. If Lessee performs all of Lessee's obligations hereunder, said deposit, or so much thereof as has not heretofore been applied by Lessor, shall be returned, without payment of interest or other increment for its use, to Lessee (or, at Lessor's option, to the last assignee, if any, of Lessee's interest hereunder) at the expiration of the term hereof, and after Lessee has vacated the Premises. No trust relationship is created herein between Lessor and Lessee with respect to said Security Deposit.

6.  USE.

     6.1 USE: The Premises shall be used and occupied only for the purpose set forth in paragraph 1.4 of the Basic Lease Provisions or any other use which is reasonably comparable to that use and for no other purpose.

     6.2 COMPLIANCE WITH LAW: Lessee shall, at Lessee's expense, promptly comply with all applicable statutes, ordinances, rules, regulations, orders, covenants and restrictions of record, and requirements of any fire insurance underwriters or rating bureaus, now in effect or which may hereafter come into effect, whether or not they reflect a change in policy from that now existing, during the term or any part of the term hereof, relating in any manner to the Premises and the occupation and use by Lessee of the Premises. Lessee shall conduct its business in a lawful manner and shall not use or permit the use of the Premises or the Common Areas in any manner that will tend to create waste or a nuisance or shall tend to disturb other occupants of the Office Building Project.

     6.3  CONDITION OF PREMISES:

          (a) Lessor shall deliver the Premises to Lessee in a clean condition on the Lease Commencement Date (unless Lessee is already in possession) and Lessor warrants to Lessee that the plumbing, lighting, air conditioning, and heating system in the Premises shall be in good operating condition. In the event that it is determined that this warranty has been violated, then it shall be the obligation of Lessor, after receipt of written notice from Lessee setting forth with specificity the nature of the violation, to promptly, at Lessor's sole cost, rectify such violation.

          (b) Except as otherwise provided in this Lease, Lessee hereby accepts the Premises and the Office Building Project in their condition existing as of the Lease Commencement Date or the date that Lessee takes possession of the Premises, whichever is earlier, subject to all applicable zoning, municipal, county and state laws, ordinances and
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regulations governing and regulating the use of the Premises, and any easements, covenants or restrictions of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Lessee acknowledges that it has satisfied itself by its own independent investigation that the Premises are suitable for its intended use, and that neither Lessor nor Lessor's agent or agents has made any representation or warranty as to the present or future suitability of the Premises, Common Areas, or Office Building Project for the conduct of Lessee's business.

7.   MAINTENANCE, REPAIRS, ALTERATIONS AND COMMON AREA SERVICES.

     7.1 LESSOR'S OBLIGATIONS: Lessor shall keep the Office Building Project, including the Premises, interior and exterior walls, roof, and common areas, and the equipment whether used exclusively for the Premises or in common with other premises, in good condition and repair; provided, however, Lessor shall not be obligated to paint, repair or replace wall coverings, or to repair or replace any improvements that are not ordinarily a part of the Building or are above then Building standards. Except as provided in paragraph 9.5, there shall be no abatement of rent or liability of Lessee on account of any injury or interference with Lessee's business with respect to any improvements, alterations or repairs made by Lessor to the Office Building Project or any part thereof, Lessee expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Lessee the right to make repairs at Lessor's expense or to terminate this Lease because of Lessor's failure to keep the Premises in good order, condition and repair.

     7.2  LESSEE'S OBLIGATIONS:

          (a) Notwithstanding Lessor's obligation to keep the Premises in good condition and repair, Lessee shall be responsible for payment of the cost thereof to Lessor as additional rent for that portion of the cost of any maintenance and repair of the Premises, or any equipment (wherever located) that serves only Lessee or the Premises, to the extent such cost is attributable to causes beyond normal wear and tear. Lessee shall be responsible for the cost of painting, repairing or replacing wall coverings, and to repair or replace any Premises improvements that are not ordinarily a part of the Building or that are above then Building standards. Lessor may, at its option, upon reasonable notice, elect to have Lessee perform any particular such maintenance or repairs the cost of which is otherwise Lessee's responsibility hereunder.

          (b) On the last day of the term hereof, or on any sooner termination, Lessee shall surrender the Premises to Lessor in the same condition as received, ordinary wear and tear excepted, clean and free of debris. Any damage or deterioration of the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices by Lessee. Lessee shall repair any damage to the Premises occasioned by the installation or removal of Lessee's trade fixtures, alterations, furnishings and equipment. Except as otherwise stated in this Lease, Lessee shall leave the air lines, power panels, electrical distribution systems, lighting fixtures, air conditioning, window coverings, wall coverings, carpets, wall paneling, ceilings and plumbing on the Premises and in good operating condition.
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     7.3  ALTERATIONS AND ADDITIONS:

          (a) Lessee shall not, without Lessor's prior written consent make any alterations, improvements, additions, Utility Installations or repairs in, on or about the Premises, or the Office Building Project. As used in this paragraph
7.3 the term "Utility Installation" shall mean carpeting, window and wall coverings, power panels, electrical distribution systems, lighting fixtures, air conditioning, plumbing, and telephone and telecommunication wiring and equipment. At the expiration of the term, Lessor may require the removal of any or all of said alterations, improvements, additions or Utility Installations, and the restoration of the Premises and the Office Building Project to their prior condition, at Lessee's expense. Should Lessor permit Lessee to make its own alterations, improvements, additions or Utility Installations, Lessee shall use only such contractor as has been expressly approved by Lessor, and Lessor may require Lessee to provide Lessor, at Lessee's sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such improvements, to insure Lessor against any liability for mechanic's and materialmen's liens and to insure completion of the work. Should Lessee make any alterations, improvements, additions or Utility Installations without the prior approval of Lessor, or use a contractor not expressly approved by Lessor, Lessor may, at any time during the term of this Lease, require that Lessee remove any part or all of the same.

          (b) Any alterations, improvements, additions or Utility Installations in or about the Premises or the Office Building Project that Lessee shall desire to make shall be presented to Lessor in written form, with proposed detailed plans. If Lessor shall give its consent to Lessee's making such alteration, improvement, addition or Utility Installation, the consent shall be deemed conditioned upon Lessee acquiring a permit to do so from the applicable governmental agencies, furnishing a copy thereof to Lessor prior to the commencement of the work, and compliance by Lessee with all conditions of said permit in a prompt and expeditious manner.

          (c) Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use in the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises, the Building or the Office Building Project, or any interest therein.

          (d) Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in the Premises by Lessee, and Lessor shall have the right to post notices on non-responsibility in or on the Premises or the Building as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, the Lessee shall, at its sole expense defend itself and Lessor against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises, the Building or the Office Building Project, upon the condition that if Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to such contested lien claim or demand indemnifying Lessor against liability for the same and holding the Premises, the Building and the Office Building Project free from the effect of such lien or claim. In addition, Lessor may require Lessee to pay Lessor's reasonable attorney's fees
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and costs in participating in such action if Lessor shall decide it is to
Lessor's best interest so to do.

          (e) All alterations, improvements, additions and Utility Installations (whether or not such Utility Installations constitute trade fixtures of Lessee, which may be made to the Premises by Lessee, including but not limited to, floor coverings, paneling, doors, drapes, built-ins, moldings, sound attenuation, and lighting and telephone or communication systems, conduit, wiring and outlets, shall be made and done in a good and workmanlike manner and of good and sufficient quality and materials and shall be the property of Lessor and remain upon and be surrendered with the Premises at the expiration of the Lease term, unless Lessor requires their removal pursuant to paragraph 7.3(a). Provided Lessee is not in default, notwithstanding the provisions of this paragraph 7.3(e), Lessee's personal property and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises or the Building, and other than Utility Installations, shall remain the property of Lessee and may be removed by Lessee subject to the provisions of paragraph 7.2.

          (f) Lessee shall provide Lessor with as-built plans and specifications for any alterations, improvements, additions or Utility Installations.

     7.4 UTILITY ADDITIONS: Lessor reserves the right to install new or additional utility facilities throughout the Office Building Project for the benefit of Lessor or Lessee, or any other lessee of the Office Building Project, including, but not by way of limitation, such utilities as plumbing, electrical systems, communication systems, and fire protection and detection systems, so long as such installations do not unreasonably interfere with Lessee's use of the Premises.

8.   INSURANCE; INDEMNITY.

     8.1 LIABILITY INSURANCE--LESSEE: Lessee shall, at Lessee's expense, obtain and keep in force during the term of this Lease a policy of Comprehensive General Liability insurance utilizing an Insurance Services Office standard form with Broad Form General Liability Endorsement (GL0404), or equivalent, in an amount of not less than $1,000,000 per occurrence of bodily injury and property damage combined or in a greater amount as reasonably determined by Lessor and shall insure Lessee with Lessor as an additional insured against liability arising out of the use, occupancy or maintenance of the Premises. Compliance with the above requirement shall not, however, limit the liability of Lessee hereunder.

     8.2 LIABILITY INSURANCE--LESSOR: Lessor shall obtain and keep in force during the term of this Lease a policy of Combined Single Limit Bodily Injury and Broad Form Property Damage Insurance, plus coverage against such other risks Lessor deems advisable from time to time, insuring Lessor, but not Lessee, against liability arising out of the ownership, use, occupancy or maintenance of the Office Building Project in an amount not less that ___________ per occurrence.

     8.3 PROPERTY INSURANCE--LESSEE: Lessee shall, at Lessee's expense, obtain and keep in force during the term of this Lease for the benefit of Lessee, replacement cost fire and extended coverage insurance, with vandalism and malicious mischief, sprinkler leakage and
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earthquake sprinkler leakage endorsements, in an amount sufficient to cover not less that 100% of the full replacement cost, as the same may exist from time to time, of all of Lessee's personal property, fixtures, equipment and tenant improvements.

     8.4 PROPERTY INSURANCE--LESSOR: Lessor shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Office Building Project Improvements, but not Lessee's personal property, fixtures, equipment or tenant improvements, in the amount of the full replacement cost thereof, as the same may exist from time to time, utilizing Insurance Services Office standard form, or equivalent, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, and such other perils as Lessor deems advisable or may be required by a lender having a lien on the Office Building Project. In addition, Lessor shall obtain and keep in force, during the term of this Lease, a policy of rental value insurance covering a period of one year, with loss payable to Lessor, which insurance shall also cover all Operating Expenses for said period. Lessee will not be named in any such policies carried by Lessor and shall have no right to any proceeds therefrom. The policies required by these paragraphs 8.2 and 8.4 shall contain such deductibles as Lessor or the aforesaid lender may determine. In the event that the Premises shall suffer an insured loss as defined in paragraph 9.1(f) hereof, the deductible amounts under the applicable insurance policies shall be deemed an Operating Expense. Lessee shall not do or permit to be done anything which shall invalidate the insurance policies carried by Lessor. Lessee shall pay the entirety of any increase in the property insurance premium for the Office Building Project over what it was immediately prior to the commencement of the term of this Lease if the increase is specified by Lessors insurance carrier as being caused by the nature of Lessee's occupancy or any act or omission of Lessee.

     8.5 INSURANCE POLICIES: Lessee shall deliver to Lessor copies of liability insurance policies required under paragraph 8.1 or certificates evidencing the existence and amounts of such insurance within seven (7) days after the Commencement Date of this Lease. No such policy shall be cancellable or subject to reduction of coverage or other modification except after thirty
(30) days prior written notice to Lessor. Lessee shall, at least thirty (30) days prior to the expiration of such policies, furnish Lessor with renewals thereof.

     8.6 WAIVER OF SUBROGATION: Lessee and Lessor each hereby release and relieve the other, and waive their entire right of recovery against the other, for direct or consequential loss or damage arising out of or incident to the perils covered by property insurance carried by such party, whether due to the negligence of Lessor or Lessee or their agents, employees, contractors and/or invitees. If necessary all property insurance policies required under this Lease shall be endorsed to so provide.

     8.7 INDEMNITY: Lessee shall indemnify and hold harmless Lessor and its agents, Lessor's master or ground lessor, partners and lenders, from and against any and all claims for damage to the person or property of anyone or any entity arising from Lessee's use of the Office Building Project, or from the conduct of Lessee's business or from any activity, work or things done, permitted or suffered by Lessee in or about the Premises or elsewhere and shall further indemnify and hold harmless Lessor from and against any and all claims, costs and expenses arising from any breach or default in the performance of any obligation on Lessee's part to be performed under the terms of this Lease, or arising from any act or omission of Lessee, or any of Lessee's agents, contractors, employees, or invitees, and from and against all costs, attorney's fees, expenses and liabilities incurred by Lessor as the result of any such use, conduct, activity, work, things done, permitted or suffered, breach default or negligence, and in dealing reasonably therewith, including but not limited to the defense or pursuit of any claim or any action or proceeding involved therein; and in case any action or proceeding be brought against Lessor by reason of any such matter, Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid nay such claim in order to be so indemnified. Lessee, as a material part of the consideration to Lessor, hereby assumes all risk of damage to property of Lessee or injury to persons, in, upon or about the Office Building Project arising from any cause and Lessee hereby waives all claims in respect thereof against Lessor.

     8.8 EXEMPTION OF LESSOR FROM LIABILITY: Lessee hereby agrees that Lessor shall not be liable for injury to Lessee's business or any loss of income therefrom or for loss of or damage to the goods, wares, merchandise or other property of Lessee, Lessee's employees, invitees, customers, or any other person in or about the Premises or the Office Building Project, nor shall Lessor be liable for injury to the person of Lessee, Lessee's employees, agents or contractors, whether such damage or injury is caused by or results from theft, fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises or upon other portions of the Office Building Project, or from other sources or places, or from new construction or the repair, alteration or improvement of any part of the Office Building Project, or of the equipment, fixtures or appurtenances applicable thereto, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible, Lessor shall not be liable for any damages arising from any act or neglect of any other lessee, occupant or user of the Office Building Project, nor from the failure of Lessor to enforce the provisions of any other lease of any other lessee of the Office Building Project.

     8.9 NO REPRESENTATION OF ADEQUATE COVERAGE: Lessor makes no representation that the limits or forms of coverage of insurance specified in this paragraph 8 are adequate to cover Lessee's property or obligations under this Lease.

9.   DAMAGE OR DESTRUCTION.

     9.1  DEFINITIONS:

          (a) "Premises Damage" shall mean if the Premises are damaged or destroyed to any extent.

          (b) "Premises Building Partial Damage" shall mean if the Building of which the Premises are a part is damaged or destroyed to the extent that the cost to repair is less than __________ of the then Replacement Cost of the building.

          (c) "Premises Building Total Destruction" shall mean if the Building of which the Premises are a part is damaged or destroyed to the extent that the cost to repair is ___________ or more of the then Replacement Cost of the Building.

          (d) "Office Building Project Buildings" shall mean all of the buildings on the Office Building Project site.

          (e) "Office Building Project Building Total Destruction" shall mean if the Office Building Project Buildings are damaged or destroyed to the extent that the cost of repair is _________ or more of the then Replacement Cost of the Office Building Project Buildings.

          (f) "Insured Loss" shall mean damage or destruction which was caused by an event required to be covered by the insurance described in paragraph 8. The fact that an Insured Loss has a deductible amount shall not make the loss an uninsured loss.

          (g) "Replacement Cost" shall mean the amount of money necessary to be spent in order to repair or rebuild the damaged area to the condition that existed immediately prior to the damage occurring, excluding all improvements made by lessees, other that those installed by Lessor at Lessee's expense.

     9.2  PREMISES DAMAGE; PREMISES BUILDING PARTIAL DAMAGE:

          (a) Insured Loss: Subject to the provisions of paragraphs 9.4 and 9.5, if at any time during the term of this Lease there is damage which is an Insured Loss and which falls into the classification of either Premises Damage or Premises Building Partial Damage, then Lessor shall, as soon as reasonably possible and to the extent the required materials and labor are readily available through usual commercial channels, at Lessor's expense, repair such damage (but not Lessee's fixtures, equipment or tenant improvements originally paid for by Lessee) to its condition existing at the time of the damage, and this Lease shall continue in full force and effect.

          (b) Uninsured Loss: Subject to the provisions of paragraphs 9.4 and 9.5, if at any time during the term of this Lease there is damage which is not an Insured Loss and which falls within the classification of Premises Damage or Premises Building Partial Damage, unless caused by a negligent or willful act of Lessee in which event Lessee shall make the repairs at Lessee's expense), which damage prevents Lessee from making any substantial use of the Premises, Lessor may at Lessor's option either (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within thirty (30) days after the date of the occurrence of such damage of Lessor's intention to cancel and terminate this Lease as of the date of the occurrence of such damage, in which event this Lease shall terminate as of the date of the occurrence of such damage.

     9.3  PREMISES BUILDING TOTAL DESTRUCTION; OFFICE BUILDING PROJECT TOTAL
DESTRUCTION: Subject to the provisions of paragraphs 9.4 and 9.5, if at any time during the term of this Lease there is damage, whether or not it is an Insured Loss, which falls into the classifications of either (i) Premises Building Total Destruction or (ii) Office Building Project

Total Destruction, then Lessor may at Lessor's option either (i) repair such damage or destruction as soon as reasonably possible at Lessor's expense (to the extent the required materials are readily available through usual commercial channels) to its conditions existing at the time of the damage, but not Lessee's fixtures, equipment or tenant improvements, and this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within thirty (30) days after the date of occurrence of such damage of Lessor's intention to cancel and terminate this Lease, in which case this Lease shall terminate as of the date of the occurrence of such damage.

     9.4  DAMAGE NEAR END OF TERM:

          (a) Subject to paragraph 9.4(b), if at any time during the last twelve (12) months of the term of this Lease there is substantial damage to the Premises, Lessor may at Lessor's option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within 30 days after the date of occurrence of such damage.

          (b) Notwithstanding paragraph 9.4(a), in the event that Lessee has an option to extend or renew this Lease, and the time within which said option may be exercised has not yet expired, Lessee shall exercise such option, if it is to be exercised at all, no later than twenty (20) days after the occurrence of an Insured Loss falling within the classification of Premises Damage during the last twelve (12) months of the term of this Lease. If Lessee duly exercises such option during said twenty (20) day period, Lessor shall, at Lessor's expense, repair such damage, but not Lessee's fixtures, equipment or tenant improvements, as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option during said twenty (20) day period, then Lessor may at Lessor's option terminate and cancel this Lease as of the expiration of said twenty (20) day period by giving written notice to Lessee of Lessor's election to do so within ten (10) days after the expiration of said twenty (20) day period, notwithstanding any term or provision in the grant of option to the contrary.

     9.5  ABATEMENT OF RENT; LESSEE'S REMEDIES:

          (a) In the event Lessor repairs or restores the Building or Premises pursuant to the provisions of this paragraph 9, and any part of the Premises are not usable (including loss of use due to loss of access or essential services), the rent payable hereunder (including Lessee's Share of Operating Expense Increase) for the period during which such damage, repair or restoration continues shall be abated, provided (1) the damage was not the result of the negligence of Lessee, and (2) such abatement shall only be to the extent the operation and profitability of Lessee's business as operated from the Premises is adversely affected. Except for said abatement of rent, if any, Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair or restoration.

          (b) If Lessor shall be obligated to repair or restore the Premises or the Building under the provisions of this Paragraph 9 and shall not commence such repair or restoration within ninety (90) days after such occurrence, or if Lessor shall not complete the restoration and repair within six (6) months after such occurrence, Lessee may at Lessee's option cancel and terminate this Lease by giving Lessor written notice of Lessee's election to do so at any time prior to the commencement or completion, respectively, of such repair or restoration. In such event this Lease shall terminate as of the date of such notice.

           (c) Lessee agrees to cooperate with Lessor in connection with any such restoration and repair, including but not limited to the approval and/or execution of plans and specifications required.

     9.6 TERMINATION--ADVANCE PAYMENTS: Upon termination of this Lease pursuant to this paragraph 9, an equitable adjustment shall be made concerning advance rent and any advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's security deposit as has not theretofore been applied by Lessor.

     9.7 WAIVER: Lessor and Lessee waive the provisions of any statute which relate to termination of leases when leased property is destroyed and agree that such event shall be governed by the terms of this Lease.

10.  REAL PROPERTY TAXES.

     10.1 PAYMENT OF TAXES: Lessor shall pay the real property tax, as defined in paragraph 10.3, applicable to the Office Building Project subject to reimbursement by Lessee of Lessee's Share of such taxes in accordance with the provisions of paragraph 4.2, except as otherwise provided in paragraph 10.2.

     10.2 ADDITIONAL IMPROVEMENTS: Lessee shall not be responsible for paying any increase in real property tax specified in the tax assessor's records and work sheets as being caused by additional improvements placed upon the Office Building Project by other lessees or by Lessor for the exclusive enjoyment of any other lessee. Lessee shall, however, pay to Lessor at the time that Operating Expenses are payable under paragraph 4.2(c) the entirety of any increase in real property tax if assessed solely by reason of additional improvements placed upon the Premises by Lessee or at Lessee's request.

     10.3 DEFINITION OF "REAL PROPERTY TAX": As used herein, the term "real property tax" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed on the Office Building Project or any portion thereof by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Lessor in the Office Building Project or in any portion thereof, as against Lessor's right to rent or other income therefrom, and as against Lessor's business of leasing the Office Building Project. The term "real property tax" shall also include any tax, fee, levy, assessment or charge (i) in substitution of, partially or totally, any tax, fee, levy, assessment or charge hereinabove included within the definition of "real property tax," or (ii) the nature of which was hereinbefore included within the definition of "real property tax," or (iii) which is imposed for a service or right not charged prior to June 1, 1978, or, if previously charged, has been increased since June 1, 1978, or

(iv) which is imposed as a result of a change in ownership, as defined by applicable local statutes for property tax purposes, of the Office Building Project or which is added to a tax or charge hereinbefore included within the definition of real property tax by reason of such change of ownership, or (v) which is imposed by reason of this transaction, any modifications or changes hereto, or any transfers hereof.

     10.4 JOINT ASSESSMENT: If the improvements or property, the taxes for which are to be paid separately by Lessee under paragraph 10.2 or 10.5 are not separately assessed, Lessee's portion of that tax shall be equitably determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information (which may include the cost of construction) as may be reasonably available. Lessor's reasonable determination thereof, in good faith, shall be conclusive.

     10.5  PERSONAL PROPERTY TAXES:

           (a) Lessee shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises or elsewhere.

           (b) If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay to Lessor the taxes attributable to Lessee within ten (10) days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

11.  UTILITIES.

     11.1 SERVICES PROVIDED BY LESSOR: Lessor shall provide heating, ventilation, air conditioning, and janitorial service as reasonably required, reasonable amounts of electricity for normal lighting and office machines, water for reasonable and normal drinking and lavatory use, and replacement light bulbs and/or fluorescent tubes and ballasts for standard overhead fixtures.

     11.2 SERVICES EXCLUSIVE TO LESSEE: Lessee shall pay for all water, gas, heat, light, power, telephone and other utilities and services specially or exclusively supplied and/or metered exclusively to the Premises or to Lessee, together with any taxes thereon. If any such services are not separately metered to the Premises, Lessee shall pay at Lessor's option, either Lessee's Share or a reasonable proportion to be determined by Lessor of all charges jointly metered with other premises in the Building.

     11.3 HOURS OF SERVICE: Said services and utilities shall be provided during generally accepted business days and hours or such other days or hours as may hereafter be set forth. Utilities and services required at other times shall be subject to advance request and reimbursement by Lessee to Lessor of the cost thereof.

     11.4 EXCESS USAGE BY LESSEE: Lessee shall not make connection to the utilities except by or through existing outlets and shall not install or use machinery or equipment in or about the Premises that uses excess water, lighting or power, or suffer or permit any act that causes extra burden upon the utilities or services, including but not limited to security services, over standard office usage for the Office Building Project. Lessor shall require Lessee to reimburse Lessor for any excess expenses or costs that may arise out of a breach of this subparagraph by Lessee. Lessor may, in its sole discretion, install at Lessee's expense supplemental equipment and/or separate metering applicable to Lessee's excess usage or loading.

     11.5 INTERRUPTIONS: There shall be no abatement of rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor's reasonable control or in cooperation with governmental request or directions.

12.  ASSIGNMENT AND SUBLETTING.

     12.1 LESSOR'S CONSENT REQUIRED: Lessee shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Lessee's interest in the Lease or in the Premises, without Lessor's prior written consent, which Lessor shall not unreasonably withhold. Lessor shall respond to Lessee's request for consent hereunder in a timely manner and any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void, and shall constitute a material default and breach of this Lease without the need for notice to Lessee under paragraph 13.1. "Transfer" within the meaning of this paragraph 12 shall include the transfer or transfers aggregating: (a) if Lessee is a corporation, more than twenty-five percent (25%) of the voting stock of such corporation, or
(b) if Lessee is a partnership, more that twenty-five percent (25%) of the profit and loss participation is such partnership.

     12.3  TERMS AND CONDITIONS APPLICABLE TO ASSIGNMENT AND SUBLETTING:

           (a) Regardless of Lessor's consent, no assignment or subletting shall release Lessee of Lessee's obligations hereunder or alter the primary liability of Lessee to pay the rent and other sums due Lessor hereunder including Lessee's Share of Operating Expense increase, and to perform all other obligations to be performed by Lessee hereunder.

           (b) Lessor may accept rent from any person other than Lessee pending approval or disapproval of such assignment.

           (c) Neither a delay in the approval or disapproval of such assignment or subletting, nor the acceptance of rent, shall constitute a waiver of estoppel of Lessor's right to exercise its remedies for the breach of any of the terms or conditions of this paragraph 12 or this Lease.

           (d) If Lessee's obligations under this Lease have been guaranteed by third parties, then an assignment or sublease, and Lessor's consent thereto shall not be effective unless said guarantors give their written consent to such sublease and the terms thereof.

           (e) The consent by Lessor to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting by Lessee or to any subsequent or successive assignment or subletting by the sublessee. However, Lessor may consent to subsequent sublettings and assignments of the sublease or any amendments or modifications thereto without notifying Lessee or anyone else liable on the Lease or sublease and without obtaining their consent and such action shall not relieve such persons from liability under this Lease or said sublease; however, such persons shall not be responsible to the extent any such amendment or modification enlarges or increases the obligations of the Lessee or sublessee under this Lease or such sublease.

           (f) In the event of any default under this Lease, Lessor may proceed directly against Lessee, any guarantors or anyone else responsible for the performance of this Lease, including the sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor or Lessee.

           (g) Lessor's written consent to any assignment or subletting of the Premises by Lessee shall not constitute an acknowledgment that no default then exists under this Lease of the obligations to be performed by Lessee nor shall such consent be deemed a waiver of any then existing default, except as may be otherwise stated by Lessor at the time.

           (h) The discovery of the fact that any financial statement relied upon by Lessor in giving its consent to an assignment or subletting was materially false shall, at Lessor's election, render Lessor's said consent null and void.

     12.4 ADDITIONAL TERMS AND CONDITIONS APPLICABLE TO SUBLETTING: Regardless of Lessor's consent, the following terms and conditions shall apply to any subletting by Lessee of all or part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

           (a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all rentals and income arising from any sublease heretofore or hereafter made by Lessee, and Lessor may collect such rent and income and apply same toward Lessee's obligations under this Lease; provided, however, that until a default shall occur in the performance of Lessee's obligations under this Lease, Lessee may receive, collect and enjoy the rents accruing under such sublease. Lessor shall not, by reason of this or any other assignment of such sublease to Lessor nor by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee under such sublease. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a default exists in the performance of Lessee's obligations under this Lease, to pay to Lessor the rents due and to become due under the sublease. Lessee agrees that such sublessee shall have the right to rely upon any such statement and request from Lessor, and that such sublessee shall pay such rents to Lessor without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Lessee to the contrary. Lessee shall have no right or claim against said sublessee or Lessor for any such rents so paid by said sublessee to Lessor.

           (b) No sublease entered into by Lessee shall be effective unless and until it has been approved in writing by Lessor. In entering into any sublease, Lessee shall use only such form of sublessee as is satisfactory to Lessor, and once approved by Lessor, such sublease shall not be changed or modified without Lessor's prior written consent. Any sublease shall, by reason of entering into a sublease under this Lease, be deemed, for the benefit of Lessor, to have assumed and agreed to conform and comply with each and every obligation herein to be performed by Lessee other that such obligations as are contrary to or inconsistent with provisions contained in a sublease to which Lessor has expressly consented in writing.

           (c) In the event Lessee shall default in the performance of its obligations under this Lease, Lessor at its option and without any obligation to do so, may require any sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of Lessee under such sublease from the time of the exercise of said option to the termination of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to Lessee or for any other prior defaults of Lessee under such sublease.

           (d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

           (e) With respect to any subletting to which Lessor has consented, Lessor agrees to deliver a copy of any notice of default by Lessee to the sublessee. Such sublessee shall have the right to cure a default of Lessee within three (3) days after service of said notice of default upon such sublessee, and the sublessee shall have a right of reimbursement and offset from and against Lessee for any such defaults cured by the sublessee.

     12.5 LESSOR'S EXPENSES: In the event Lessee shall assign or sublet the Premises or request the consent of Lessor to any assignment or subletting or if Lessee shall request the consent of Lessor for any act Lessee proposes to do then Lessee shall pay Lessor's reasonable costs and expenses incurred in connection therewith, including attorneys', architects', engineers' or other consultants' fees.

     12.6 CONDITIONS TO CONSENT: Lessor reserves the right to condition any approval to assign or sublet upon Lessor's determination that (a) the proposed assignee or sublessee shall conduct a business on the Premises of a quality substantially equal to that of Lessee and consistent with the general character of the other occupants of the Office Building Project and not in violation of any exclusives or rights then held by other tenants, and (b) the proposed assignee or sublessee be at least as financially responsible as Lessee was expected to be at the time of the execution of this Lease or of such assignment or subletting, whichever is greater.

13.  DEFAULT; REMEDIES.

     13.1 DEFAULT: The occurrence of any one or more of the following events shall constitute a material default of this Lease by Lessee:

           (a) The vacation or abandonment of the Premises by Lessee. Vacation of the Premises shall include the failure to occupy the Premises for a continuous period of sixty (60) days or more, whether or not the rent is paid.

           (b) The breach of Lessee of any of the covenants, conditions or provisions of paragraphs 7.3(a), (b) or (d) (alterations), 12.1 (assignment or subletting), 13.1(a) (vacation or abandonment), 13.1(e) (insolvency), 13.1(f) (false statement), 16(a) (estoppel certificate), 30(b)

(subordination), 33 (auctions), or 41.1 (easements), all of which are hereby deemed to be material, non-curable defaults without the necessity of any notice by Lessor to Lessee thereof.

           (c) The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, there such failure shall continue for a period of three (3) days after written notice thereof from Lessor to Lessee. In the event that Lessors serves Lessee with a Notice to Pay Rent or Quit pursuant to applicable Unlawful Detainer statutes such Notice to Pay Rent or Quit shall also constitute the notice required by this subparagraph.

           (d) The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee other than those referenced in subparagraphs (b) and (c), above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Lessor to Lessee; provided, however, that if the nature of Lessee's noncompliance is such that more than thirty (30) days are reasonably required for its cure, then Lessee shall not b deemed to be in default if Lessee commenced such cure within said thirty (30) day period and thereafter diligently pursues such cure to completion. To the extent permitted by law, such thirty
(30) day notice shall constitute the sole and exclusive notice required to be given to Lessee under applicable Unlawful Detainer statutes.

           (e) (i) The making by Lessee of any general arrangement or general assignment for the benefit of creditors; (ii) Lessee becoming a "debtor" as defined in 11 U.S.C. (S)101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days; (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee' assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty
(30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days. In the event that any provision of this paragraph 13.1(e) is contrary to any applicable law, such provision shall be of no force or effect.

           (f) The discovery by Lessor that any financial statement given to Lessor by Lessee, or its successor in interest or by any guarantor of Lessee's obligation hereunder, was materially false.

     13.2 REMEDIES: In the event of any material default or breach of this Lease by Lessee, Lessor may at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default:

           (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee's default including, but not limited to, the cost of recovering possession of the Premises; expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and any real estates commission actually paid; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Lessee proves could be reasonably avoided; that portion of the leasing commission paid by Lessor pursuant to paragraph 15 applicable to the unexpired term of this Lease.

           (b) Maintain Lessee's right to possession in which case this Lease shall continue in effect whether or not Lessee shall have vacated or abandoned the Premises. In such event Lessor shall be entitled to enforce all of Lessor's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

           (c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located. Unpaid installments of rent and other unpaid monetary obligations of Lessee under the terms of this Lease shall bear interest from the date due at the maximum rate then allowable by law.

     13.3 DEFAULT BY LESSOR: Lessors shall not be in default unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event later than thirty (30) days after written notice by Lessee to Lessor and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Lessee in writing, specifying wherein Lessor has failed to perform such obligation; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are required for performance then Lessor shall not be in default if Lessor commences performance within such 30-day period and thereafter diligently pursues the same to completion.

     13.4 LATE CHARGES: Lessee hereby acknowledges that late payment by Lessee to Lessor of Base Rent, Lessee's Share of Operating Expense increase or other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Office Building Project. Accordingly, if any installment of Base Rent, Operating Expense increase, or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within ten (10) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to 6% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

14. CONDEMNATION. If the Premises or any portion thereof or the Office Building Project are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs; provided that if so much of the Premises or the Office Building Project are taken by such condemnation as would substantially and adversely affect the operation and profitability of Lessee's business conducted from the Premises, Lessee shall have the option, to be exercised only in writing within

                         STANDARD OFFICE LEASE - GROSS
                  AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION
                                   ADDENDUM

                  (PARAGRAPH NUMBERS REFER TO PRINTED LEASE)

     This Addendum is an integral part of the Lease, and, in the event of any inconsistency between this Addendum and the Lease Form, the terms of this Addendum shall control. The sections of this Addendum set forth below are numbered to correspond to the Paragraph numbers of the Lease Form for convenience of reference only and such numbering should not be construed as a limitation on the scope or effect of such section of this Addendum, and each such section of this Addendum shall be deemed to modify all portions of the Lease Form or the First Addendum to which such section has relevance. Unless otherwise defined, all terms used in this Addendum shall have the same meanings as given them in the Lease Form, and where stated the addendum is meant to supplement and not replace.

     1.5 The premises herein being leased is presently under lease to Microsoft Corporation. Pursuant to the terms of said lease the Landlord, Ray Corporation has given notice of lease termination by a letter dated December 19,1997 and sent to Microsoft Corporation by certified mail on that date, which was received no later than December 23, 1997. In accordance with the terms of the lease, that lease will terminate 60 days from the date of said notice. Ray Corporation will use its best efforts to terminate or to reach an agreement with Microsoft terminating the lease as soon as possible, after the signing of this lease instrument. Ray Corporation will specifically request Microsoft to vacate the premises (except for furniture) before February 1, 1998. This lease will commence on February 1,1998 or, if later, on the date possession is obtained by Lessor. If Lessor is unable to deliver possession of the premises by April 1, 1998 Lessee may terminate the lease by giving written notice by April 5, 1998. If notice of termination is given each party shall be released of all liabilities under this lease.

     1.9 If Lessor calls upon the irrevocable letter of credit Lessor agrees that the portion of the letter of credit payment not utilized by it for lease purposes shall be kept in a separate bank account and said unused funds will be refunded to Lessee when a new $175,000 irrevocable line of credit is given to Lessor as a replacement. (Addition only)

     4.2(c) "Comparison Year" is defined as each calendar year during the term of this lease subsequent to the base year.

     4.2(d)(viii) ... over a five (5) year period. (Addition only)

     4.2(d)(ix)   ... amortized over a five (5) year period unless the dollar amount is small enough to be written off for Federal Income Tax purposes in the year in which the money was expended, in which event it will be expensed. (Addition only)

     4.2(e) Operating expenses shall not include the costs incurred by Lessor to bring the building into conformity with required seismic upgrading. Lessee acknowledges that the seismic upgrading is likely to cause minor interference with Lessee's quiet enjoyment of the premises.

Lessor will use its best efforts to keep the disruption caused by the seismic upgrading to a minimum, but will have no liability to Lessee for said disruption. If the seismic upgrading prohibits the full occupancy of the leased premises by Lessee for more than thirty (30) consecutive days Lessee shall have the right to terminate the lease by giving Lessor a thirty (30) day notice.

     Lessor intends to install or is in the process of installing an electronic card reader system for building access and premises access. Lessor is also in the process of installing an electronic current

     ***PAGE 2 MISSING***

     if said assessment is reasonable, said formula will then be used to calculate the additional rent, in addition to the actual additional expenses, for the balance of the term. This includes Lessee's right to audit said costs at any reasonable time during the term within one year after assessment at Lessee's cost. Nothing herein contained shall prohibit Lessor from making these additional charges during the first year of the lease. (Addition only)

     12. Section 12 relating to Assignment and Subletting is supplemented by adding the following items to said section:

          (a) As used in this section subletting or assignment also includes occupancy.

          (b) If Lessee desires Lessor to consider a particular person or entity for possible subletting he must first give Lessor in writing the particulars of the proposed assignment, transfer or subletting including: (i) the name and addresses of the proposed assignee or subtenant and its relationship, if any, with the person requesting Lessor's consent; (ii) the terms and conditions of the proposed assignment and subletting; (iii) the nature and character of the business of the proposed assignee or subtenant; and (iv) the proposed subtenants financial statements. Lessor shall then have twenty (20) days to exercise its option to terminate the lease after receipt of written notice of intent to sublet or assign and the information above required. The exercise of said option shall be at Lessor's sole discretion. Lessor shall exercise this option by giving written notice of the same to Lessee. Lessee shall have five (5) days after receiving notice of Lessee's exercising of this option to withdraw its request to sublet the premises which withdraw will cancel Lessor's termination of the lease. If Lessor exercises said option the lease shall terminate at the end of sixty (60) days from the date of the exercise of the option. Said termination will place upon the Lessor and the Lessee the same obligations as if said date were the normal termination date of the lease. Upon Lessor's demand Lessee shall be responsible for the removal of any alterations additions or improvements installed by Lessor or Lessee in or to these premises at the request of Lessee. In the event that Lessor exercises said option Lessee shall also reimburse Lessor for all unamortized legal, lease sales costs and premises remodeling costs incurred regarding this lease if any.

          (c) If Lessor accepts the proposed sublease or assignment, a part of the consideration for said monthly rental of the premises shall be that Lessor shall be entitled to receive and shall receive 80% of all gross profits (fiat fee, increase in rentals or other similar consideration) received or to be received by Lessee from said assignment transfer sublet or occupation without offset.

     12.1 The sub-paragraph (a) of 12.1 shall be interpreted to mean a change by sale or transfer of (i) a 50% interest in the voting stock of Lessee. Lessee may not make a significant or substantial change in the use of the space, from that permissible under this lease, without such a change creating a default. (25% is deleted and 50% is inserted in this sub-paragraph.) The issuance of new stock does not change the control of Lessee for the purpose of this sub-paragraph. (Addition only)

     13.4 The late charge of six percent (6%) of such over-due amount is deleted and a late charge of $80.00 per month for each month or fraction thereof that such over due amount is delinquent. (Substitution of a flat rate instead of percent.)

     17. LESSOR'S LIABILITY. "Lessor" as used herein shall mean the Ray Corporation, a California Corporation, holder of the master lease on the property and building situated at 181 Fremont Street, San Francisco, California. (Substitution of paragraph.)

     19. Unless otherwise limited by this paragraph the interest payable on past due obligations shall be ten percent (10%) per annum. (Addition only)

     26. HOLDING OVER. If Lessee holds possession of the premises after the term of this lease, Lessee shall, at the option of Lessor, to be exercised by Lessor's giving written notice to Lessee and not otherwise, become a tenant from month to month upon the terms and conditions herein specified, so far as applicable, at a monthly rental stated by Lessor in the written notice, or if no rental is stated in the amount of the last month's rent, together with applicable escalations of rent for increases in taxes and building services, etc., which have occurred, payable in advance, in lawful money, and shall continue to be such tenant until thirty (30) days after a written notice is given of intention to terminate such monthly tenancy. Unless Lessor shall exercise the option hereby given him, Lessee shall be a tenant at sufferance only, whether or not Lessor shall accept any rent from Lessee while Lessee is so holding over.

     39. Lessee shall have the right to exercise an option to extend the term of this lease for an additional 5 year period under the same terms and conditions except for the rent which shall be adjusted to the fair market value as of the date of the commencement of the extended term. The option notice must be in writing and given to Lessor between twelve (12) months to six months prior to the termination of the original term. If the parties are able to agree on the fair market value for the extended term they shall immediately execute an amendment to the lease stating the base rent. If the parties are unable to agree on a minimum monthly base rent for the extended term, within sixty (60) days of the date of notice, the fair market value will be decided by a single arbitrator appointed by the American Arbitration Association, San Francisco, California and arbitrated in accordance with their Commercial Arbitration Rules. Arbitrator may award costs of arbitration to the prevailing party including attorney fees. This amplifies but does not supersede the printed section referred to (39), unless in direct conflict.

     Lessee shall also have the option of the right of first refusal (two separate rights and premises) to lease the remainder of the leased first floor space not covered by this lease and the second floor of the building when the same becomes available for lease. The present Lessee of the occupied space shall be given the opportunity to re-lease their existing premises before this option of the right of first refusal is exercisable. Lessee's right of first refusal is the right to enter into a lease with Lessor, for said premises within 30 days after Lessor gives notice to Lessee that said space will be available for lease. If Lessor and Lessee do not enter into a signed lease for said space during said 30 day period, rent to be market rent, then Lessor is free to lease the premises to anyone and the option for a right of first refusal is terminated as to those premises. (This amplifies but does not supersede the printed paragraphs referred to.)

     51. TRANSFER OF LESSOR'S INTEREST. Lessor has the right to transfer all or part of its interest in the building and real property and in this lease. On such transfer Lessor shall automatically be released from all liability accruing under this lease, and Lessee shall look solely to that transferee for the performance of Lessor's obligations under this lease after the date of transfer. Lessee shall continue to look to Lessor for past lease obligations if written notice of Lessor's default was given to Lessor prior to the date of transfer, but only as to those items of default contained in said notice. Lessor shall deliver or credit Lessee's security deposit to Lessor's successor in interest in the premises and thereupon is relieved from further responsibility with respect to said security deposit. Lessor may assign its interest in this lease to a mortgage lender as additional security this assignment shall not release Lessor from its obligations under this lease, and Lessee shall continue to look to Lessor for performance of its obligations under this lease.

     If Lessor or the owner of the property sells or transfers all of its interest in the building and real property to a non-related third party or entity, the new owner may after the third anniversary of this lease or within sixty (60) days of the date of the closing of the transfer, whichever event is latter in period of time, have the right to cancel and terminate this lease before the expiration of its original term or any extended term by giving written notice to Lessee within ninety (90) days of said date and by giving to Lessee six (6) months written notice of said cancellation or termination of this lease.

     If the sale or transfer of the real property pursuant to this paragraph results in a tax increase which will raise Lessor's rent by five (5%) percent or more, Lessee may terminate the lease within thirty (30) days of its determining the amount of the projected tax increase by giving written notice to the new Lessor of its election to terminate the lease on the sixtieth (60th) day after the date of said notice

     If this lease is terminated pursuant to the provisions of this article it shall be null and void as of the termination date set forth in Transferee's notice of termination or as of the date Lessee actually surrenders possession of the leased premises to Transferee whichever is later. Before that time the parties shall be bound by all the terms covenants and conditions of this lease.

     52. Lessor does not warrant compliance of the entire space with requirements of the Americans With Disabilities Act. The premises are rented in an "as-is" condition.

     53. Lessee agrees that in addition to all other lease charges it will pay an additional $10,000 for the installation of an electronic card reader system controlling access to the building and to Lessee's individual premises provided that said $10,000 does not exceed 30% of the cost to Lessor of said installation for the entire building. Lessee's obligation will be the lesser of $10,000 or 30% of the cost of said installation. In addition, and as for additional rent, Lessee agrees to pay its proportionate share (30%) of the installation of a meter system which will meter the delivery of heat and/or air and electricity to the premises.

                           RULES AND REGULATIONS FOR

                             STANDARD OFFICE LEASE


Date:  ______________________________

By and Between __________________________________________________________

                                 GENERAL RULES

     1. Lessee shall not suffer or permit the obstruction of any Common Areas, including driveways, walkways and stairways.

     2. Lessor reserves the right to refuse access to any persons Lessor in good faith judges to be a threat to the safety, reputation, or property of the Office Building Project and its occupants.

     3. Lessee shall not make or permit any noise or odors that annoy or interfere with other lessees or persons having business within the Office Building Project.

     4. Lessee shall not keep animals or birds within the Office Building Project, and shall not bring bicycles, motorcycles or other vehicles into areas not designated as authorized for same.

     5. Lessee shall not make, suffer or permit litter except in appropriate receptacles for that purpose.

     6. Lessee shall not alter any lock or install new or additional locks or bolts.

     7. Lessee shall be responsible for the inappropriate use of any toilet rooms, plumbing or other utilities. No foreign substances of any kind are to be inserted therein.

     8. Lessee shall not deface the walls, partitions or other surfaces of the premises or Office Building Project.

     9. Lessee shall not suffer or permit any thing in or around the Premises or Building that causes excessive vibration or floor loading in any part of the Office Building Project.

     10. Furniture, significant freight and equipment shall be moved into or out of the building only with the Lessor's knowledge and consent, and subject to such reasonable limitations, techniques and timing, as may be designated by Lessor. Lessee shall be responsible for any damage to the Office Building Project arising from any such activity.

     11. Lessee shall not employ any service or contractor for services or work to be performed in the Building, except as approved by Lessor.

     12. Lessor reserves the right to close and lock the Building on Saturdays, Sundays and legal holidays, and on other days between the hours of _____ P.M. and ____ A.M. of the following day. If Lessee uses the Premises during such periods, Lessee shall be responsible for security locking any doors it may have opened for entry.

     13. Lessee shall return all keys at the termination of its tenancy and shall be responsible for the cost of replacing any keys that are lost.

     14. No window coverings, shades or awnings shall be installed or used by Lessee.

     15.  No Lessee, employee or invitee shall go upon the roof of the Building.

     16. Lessee shall not suffer or permit smoking or carrying of lighted cigars or cigarettes in areas reasonably designated by Lessor or by applicable governmental agencies as non-smoking areas.

     17. Lessee shall not use any method of heating or air conditioning other than as provided by Lessor.

     18. Lessee shall not install, maintain or operate any vending machines upon the Premises without Lessor's written consent.

     19. The Premises shall not be used for lodging or manufacturing, cooking or food preparation.

     20. Lessee shall comply with all safety, fire protection and evacuation regulations established by Lessor or any applicable governmental agency.

     21. Lessor reserves the right to waive any one of these rules or regulations, and/or as to any particular Lessee, and any such waiver shall to constitute a waiver of any other rule or regulation or any subsequent application thereof to such Lessee.

     22. Lessee assumes all risks from theft or vandalism and agrees to keep its Premises locked as may be required.

     23. Lessor reserves the right to make such other reasonable rules and regulations as it may from time to time deem necessary for the appropriate operation and safety of the Office Building Project and its occupants. Lessee agrees to abide by these and such rules and regulations.

          4(a) Living plants will be allowed for only decorative use in offices. Plants when allowed must be handled and cared for in a manner to prevent soiling, water damage, or other damage of any kind to the floor covering or any part of the premises or the common areas and prevent any nuisance.

          8(a) This included nails, screws or holders placed into the partitions, woodwork or planters.

          10(a) No furniture, freight or equipment of any kind, including any supplies which weigh over 100 pounds or any item which requires the use of a handtruck or other equipment which would roll over the building carpets, shall be brought into or removed from the building without the prior consent of Lessor or Lessor's agent. If Lessee hires a mover for moving equipment or furniture in or out of the premises all such moving, unless specifically exempted in writing by Lessor, must be scheduled during non office ours (i.e. after 5:30 p.m. or on weekends or holidays). Lessee must give Lessor five (5) days written notice prior to such move. Lessee shall cause the company doing the moving to contact the building office at least ten (10) days in advance of the move so that the moving company will be apprised of the building requirements which include providing written evidence of adequate bonding and proper insurance.

          13(a) If Lessee or Lessee's employees or other person having possession of building keys to Lessee's action shall lose any said building key or fail to return all of said keys at the termination of the lease. Lessor and Lessor's sole discretion may cause the building lock to be changed for the security of the building in which event Lessee shall be responsible for the cost of changing said lock and making new keys for all the tenants of the building.

          16(a)  There are no smoking areas in or about the premises.

          19(a)  Lodging includes over night sleeping.

     24. Lessee shall see that the windows, transoms and doors of the premises are closed and securely locked before leaving the building and must observe strict care not to leave windows open when it rains. Lessee shall exercise extraordinary care and caution that all water faucets or other water apparatus are entirely shut off before Lessee or Lessee's employees leave the building, and that all electricity, gas or air conditioning shall likewise be carefully shut off so as to prevent waste or damage, and for any default or carelessness Lessee shall make good all injuries or damages sustained by Lessor or by other tenants or occupants of the building.

                                      -3-